UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 13, 1997

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
              (Exact Name of registrant specified in its charter)
              (Originator of the Chase Credit Card Master Trust)




United States                   333-04607                  22-2382028
(State or other Jurisdiction    (Commission File Number)   (I.R.S. employer
of Incorporation)                                          Identification No.)

                              802 Delaware Avenue
                          Wilmington, Delaware  19801
                   (Address of principal executive offices)


Registrant's telephone number, including area code:  (302) 575-5000

Item 5.   Other Events

          On August 13, 1997, the Underwriting Agreement, dated as of August 13, 1997 (the "Underwriting Agreement"), among Chase Manhattan Bank USA, National Association ("Chase USA"), as Transferor, The Chase Manhattan Bank ("CMB"), as Servicer, and Chase Securities Inc. ("CSI"), as Underwriter and as Representative of the Underwriters named in Schedule I to the applicable Terms Agreement (as defined in the Underwriting Agreement), was executed and delivered by the respective parties thereto. On August 18, 1997, the Series 1997-2 Supplement, dated as of August 18, 1997, to the Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 1996 (the "Second Amended and Restated Pooling and Servicing Agreement"), among Chase USA, as Transferor on and after June 1, 1996, CMB, as Transferor prior to June 1, 1996 and as Servicer, and the Bank of New York, as Trustee (the "Trustee"), was executed and delivered by the respective parties thereto.




Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits

Exhibits

4.1 Underwriting Agreement, dated as of August 13, 1997, among Chase USA, as Transferor, CMB, as Servicer, and CSI, as Underwriter and as Representative of the Underwriters.

4.2 Series 1997-2 Supplement, dated as of August 18, 1997, to the Second Amended and Restated Pooling and Servicing Agreement, among Chase USA, as Transferor on and after June 1, 1996, CMB, as Transferor prior to June 1, 1996 and as Servicer, and the Trustee.

                                  SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           THE CHASE MANHATTAN BANK




                                           By: /s/ Frank DeGenova
                                               ------------------------------

                                           Name:   Frank A. DeGenova
                                           Title:  Vice President



Date:  September 4, 1997

                               INDEX TO EXHIBITS



Exhibit                                                     Sequentially
Number         Exhibit                                      Numbered Pages

4.1            Underwriting Agreement, dated as of August
               13, 1997, among Chase USA, as Transferor,
               CMB, as Servicer, and CSI, as Underwriter and as Representative of the Underwriters.
4.2            Series 1997-2 Supplement, dated as of
               August 18, 1997, to the Second Amended and
               Restated Pooling and Servicing Agreement, among Chase USA, as Transferor on and after June 1, 1996, CMB, as Transferor prior to
               June 1, 1996 and as Servicer, and the
               Trustee.